EXHIBIT 5.1
July 25, 2001

                                                             Main (650) 324-7000
                                                              Fax (650) 324-0638

Cepheid
1190 Borregas Avenue
Sunnyvale, California 94089-1302


                       Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Cepheid, a California corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about July 25, 2001, for the purpose of registering under the Securities Act of 1933, as amended, 2,865,915 shares of its Common Stock (the "Shares"). Of the Shares, 2,667,732 are issuable under the Company's 1997 Stock Option Plan and 198,183 are issuable under the Company's 2000 Employee Stock Purchase Plan (collectively, the "Plans").

         In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

         (a) The Fifth Amended and Restated Articles of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of California as of July 23, 2001 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;





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         (b)      The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

         (c) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of
                  proceedings   and  actions  of  the  Board  of  Directors  and
                  stockholders of the Company relating to the adoption and approval of the Plans, and (ii) certifying as to certain factual matters;

         (d) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of California as of July 23, 2001;

         (e) The transfer agent of the Company, as to the number of shares of common stock of the Company outstanding as of July 23, 2001; and

         (f)      The Plans.

         This opinion is limited to the federal laws of the United States of America and the California Corporations Code. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

         Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains effective during the period when the Shares are offered, issued and sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plans, (iii) the Company receives the full consideration for the Shares as stated in the Plans, and (iv) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by the Company, after payment therefore in the manner provided in the applicable Plan and the Registration Statement, will be legally issued, fully paid and nonassessable.

         This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our





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                                                                   July 25, 2001
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prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/Heller Ehrman White & McAuliffe LLP